4: UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2001

HORIZON OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23653 (Commission File Number)	76-487309 (IRS Employer Identification No.)
2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)		77042 (Zip Code)

(713) 361-2600
(Registrant's telephone number, including area code)

Item 5.     Other Events.

         On January 31, 2001, Horizon Offshore, Inc. issued the press release attached hereto as Exhibit 99.

Item 7.     Financial Statements and Exhibits.

        (a)     Exhibits

99.	Press release issued by Horizon Offshore, Inc. on January 31, 2001, announcing that it has entered into a letter of intent with Cal Dive International, Inc. to form a joint venture that will engage in pipelay projects in deepwater areas of the U.S. Gulf of Mexico.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.

By:    /s/ David W. Sharp
David W. Sharp
Executive Vice President and
Chief Financial Officer

Dated: February 1, 2001

Exhibit 99

For immediate release Contact: David Sharp

(713) 361-2630

Horizon Offshore and Cal Dive International Form
New Deepwater Joint Venture

        Houston, Texas (January 31, 2001)--Horizon Offshore, Inc. (NASDAQ: HOFF) today announced that it has entered into a letter of intent with Cal Dive International, Inc. (CDI) (NASDAQ: CDIS) to conduct reeled pipelay projects in deepwater areas of the U.S. Gulf of Mexico. The two companies will jointly fund construction of pipelay equipment to be used in conjunction with CDI's dynamically positioned (DP) vessel, the Sea Sorceress, currently undergoing conversion. In addition, Horizon will construct a pipe spooling facility at its Port Arthur, Texas, shore base.

        Once finalized, the joint venture will allow the two companies to perform small diameter pipelay projects in water depths of 800 feet and deeper, combining Horizon's expertise as a leading provider of pipelay services to the energy industry with CDI's experience as operator of the Gulf of Mexico's largest fleet of permanently deployed DP support vessels.

        Bill Lam, President and CEO of Horizon, said, "Horizon is pleased to take its relationship with Cal Dive a step further. Our existing strategic alliance has proven our ability to work together to our mutual benefit and at the same time provide our customers quality service at low cost. Horizon will continue to focus on strategic alliances and joint ventures as means of penetrating new markets."

        Martin Ferron, President and COO of Cal Dive, said, "We are delighted to partner with Horizon to address this growing market sector. Their core competency in pipelay services together with our strength in deepwater operations will make this a powerful combination."

-more-

Horizon Offshore, Inc., January 31, 2001-Page 2

        Houston-based Horizon Offshore provides marine construction services to the offshore oil and gas industry. The company's fleet performs a wide range of marine construction activities, including installation of marine pipelines to transport oil and gas from newly installed production platforms and other subsea production systems, and the installation and abandonment of production platforms.

        Based in Houston, Texas, Cal Dive International is an energy service company specializing in subsea construction. CDI operates a fleet of technically advanced marine construction vessels and conducts salvage operations in the Gulf of Mexico.

        This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: industry conditions and volatility; prices of oil and gas; the Company's ability to obtain and the timing of new projects; changes in competitive factors; and other material factors that are described from time to time in the Company's filing with the Securities and Exchange Commission.

        Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.

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